UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 23, 2021

BLOOM ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

001-38598

(Commission File Number)

Delaware	77-0565408
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

4353 North First Street, San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

408 543-1500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class(1)	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	BE	New York Stock Exchange

(1)   The registrant’s Class B Common Stock is not registered but is convertible into shares of Class A Common Stock at the election of the holder.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Securities Purchase Agreement

On October 23, 2021, Bloom Energy Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with SK ecoplant Co., Ltd. (“SK ecoplant”) in connection with a strategic partnership. Pursuant to the Purchase Agreement, the Company has agreed to sell to SK ecoplant 10,000,000 shares of zero coupon, non-voting redeemable convertible Series A preferred stock, par value $0.0001 per share, of the Company (the “RCPS”), at a purchase price of $25.50 per share or an aggregate purchase price of approximately $255 million (the “Initial Investment”). The RCPS will have a liquidation preference of 1x and will only be redeemable at the option of the Company. The RCPS will not have any voting rights nor entitle the holder to receive dividends. The holder of the RCPS may convert at any time provided that the RCPS shall automatically be converted into Class A Common Stock on the one year anniversary of the closing of the Initial Investment (the “First Closing”).

The Purchase Agreement contains customary representations, warranties, covenants and conditions to the First Closing, including receipt of all approvals or the termination or expiration of all waiting periods required under applicable antitrust laws. The Purchase Agreement may be terminated by either the Company or SK ecoplant if the First Closing has not occurred by December 31, 2021, subject to extension to March 31, 2022 in the event certain approvals have not been obtained.

In addition to the Initial Investment, following the First Closing and on or prior to November 30, 2023, SK ecoplant will have the option (but not the obligation) to purchase a minimum of 11 million shares of the Company’s Class A Common Stock at the higher of (i) US$23 and (ii) one hundred and fifteen percent (115%) of the volume-weighted average closing price of the twenty (20) consecutive trading day period immediately preceding the notice to purchase such shares (the “Second Investment”). The maximum amount of capital stock that SK ecoplant and its Subsidiaries (as defined in the Purchase Agreement) may hold is capped at 15 percent of the Company’ issued and outstanding capital stock (inclusive of the RCPS purchased in the Initial Investment and any other purchases of the Company’s stock). The Purchase Agreement contains customary representations, warranties, covenants and conditions to closing of the Second Investment (the “Second Closing”).

Simultaneous with the execution of the Purchase Agreement, the Company and SK ecoplant have executed an Amendment to the Joint Venture Agreement (the “JVA Amendment”), an amendment and restatement to that certain Preferred Distribution Agreement (the “PDA Restatement”) and a new Commercial Cooperation Agreement regarding initiatives pertaining to the hydrogen market and general market expansion for the Bloom Energy Server and Bloom Energy Electrolyzer.

PDA Restatement

On November 14, 2018, the Company entered into a Preferred Distributor Agreement, as amended, with SK ecoplant for the marketing and sale of Bloom Energy Servers for the stationary utility and commercial and industrial South Korean power market. As part of the strategic partnership, the parties executed the PDA Restatement, which incorporates previously amended terms and establishes: (i) SK ecoplant’s purchase commitments for the next three years (on a take or pay basis) for Bloom Energy Servers; (ii) rollover procedures; (iii) premium pricing for product and services; (iv) termination procedures for material breaches; and (v) procedures if there are material changes to the Republic of Korea Hydrogen Portfolio Standard.

JVA Amendment

On September 23, 2019, the Company entered into a joint venture agreement with SK ecoplant, to establish a facility in South Korea for the procurement of local parts for the Bloom Energy Server and for assembly of certain portions of the Bloom Energy Server for the South Korean market. As part of the expanded strategic partnership, the parties have agreed to increase the scope of the assembly work done in the joint venture facility.

Investor Agreement

In connection with the Initial Investment, the Company and SK ecoplant will enter into an Investor Agreement (the “Investor Agreement”) providing for certain rights and restrictions relating to the Initial Investment and the Second Investment.

Board Representation. The Investor Agreement provides that SK ecoplant, effective as of the date of the Second Closing (the “Second Closing Date”), will be entitled to designate one person to be appointed to the Company’s Board of Directors (the “Board”). This right continues until such time as SK ecoplant and its Subsidiaries (as defined in the Investor Agreement) (the “SK Parties”) beneficially own less than five percent (5.0%) of the shares of Common Stock then issued and outstanding.

Standstill. The Investor Agreement provides that the SK Parties will be subject to a standstill provision, with limited exceptions provided their ownership stays under 15% of the Company’s issued and outstanding capital stock, commencing with the closing of the Initial Investment and continuing until the later of (i) the second (2nd) anniversary of the Second Closing Date, (ii) the date on which SK ecoplant ceases to have the right to designate a director to the Board pursuant to the Investor Agreement, and (iii) the date on which the SK Parties beneficially own less than five percent (5.0%) of the shares of Common Stock then issued and outstanding (the “Standstill Term”).

Disposition Restrictions. The Investor Agreement provides that, for a period ending on the second (2nd) anniversary of the Second Closing Date, the SK Parties will be prohibited from disposing of any of the Purchased Securities (as defined in the Investor Agreement).

Voting Obligations. Commensurate with the term of SK ecoplant’s Board representation, SK ecoplant will vote all of its eligible voting securities in accordance with the recommendation of the majority of the Board, including the election of the Board. SK ecoplant has agreed upon request of the Company to execute and deliver an irrevocable proxy to the Company to vote all such voting securities.

Preemptive Right Shares. After the Second Closing Date, if the Company proposes to issue any New Securities (as defined in the Investor Agreement), SK ecoplant shall have the right to purchase up to such number of New Securities as required to maintain its fully-diluted ownership on the same terms and conditions that are applicable to such New Securities.

The foregoing description of the Purchase Agreement and the Investor Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Purchase Agreement (including the form of Investor Agreement attached as an exhibit thereto), which is filed herewith as Exhibit 10.1 and incorporated herein by reference. The foregoing summary description of the material terms of the JVA Amendment and PDA Restatement does not purport to be complete and are qualified in their entirety by reference to the text of each agreement, copies of which the Company expects to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021. The Company expects to seek confidential treatment of certain terms of each agreement at the time each is filed.

The Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company and its subsidiaries and affiliates. The representations and warranties contained in the Purchase Agreement were made only for purposes of the Purchase Agreement (together with the exhibits thereto) and as of specific dates, are solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries to the representations and warranties contained in the Purchase Agreement and should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Purchase Agreement and the Initial Investment is incorporated herein by reference. The Company will offer and sell the RCPS in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company will rely on this exemption from registration based in part on representations made by SK ecoplant in the Purchase Agreement.

Item 7.01	Regulation FD Disclosure.

On October 25, 2021, the Company issued a press release with respect to the strategic partnership, the Initial Investment and the Second Investment. A copy of the press release is furnished herewith as Exhibit 99.1.

The information included in this Item 7.01 and Exhibit 99.1 of this Current Report are not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall this item and Exhibit 99.1 be incorporated by reference into the Company’s filings under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such future filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements regarding a strategic partnership with the SK ecoplant, including the Initial Investment, Second Investment, the JVA Amendment and the PDA Restatement. These forward-looking statements are made as of the date hereof and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, the risks related to the satisfaction of the conditions to the First Closing or the Second Closing, the success of the JVA Amendment or the PDA Restatement, the risks related to the ability of the existing partnership to fortify the companies market leadership in power generation and to establish market leadership in the hydrogen economy, continued incentives in the South Korean market, the timing and pace of adoption of hydrogen for stationary power, and the risks related to market risks and uncertainties generally, including the impact of any natural disasters or public health emergencies such as the COVID-19 pandemic, and other risks and uncertainties detailed in the Company’s SEC filings from time to time. More information on potential factors that may impact the Company’s business are set forth in the Company’s periodic reports filed with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2020 and its most recently filed Quarterly Report on Form 10-Q for the quarter ended on June 30, 2021 as filed with the SEC on August 6, 2021, as well as subsequent reports filed with or furnished to the SEC from time to time. The Company assumes no obligation to, and does not currently intend to, update any such forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated October 23, 2021, by and among the Company and SK ecoplant Co., Ltd.

99.1	Press release dated October 25, 2021

104	Cover page interactive data file (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLOOM ENERGY CORPORATION

Date: October 25, 2021	By:	/s/ Gregory Cameron
Gregory Cameron
Executive Vice President and Chief Financial Officer